UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2019
GCP Applied Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37533	47-3936076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts 02140
(Address of principal executive offices, including zip code)

(617) 876-1400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	GCP	New York Stock Exchange, Inc.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of stockholders (the “Annual Meeting”) of GCP Applied Technologies Inc. (the “Company”) was held on May 2, 2019. There were 72,498,824 shares of common stock entitled to be voted as of the record date for the Annual Meeting, of which 64,167,666 shares or 81.51% were represented in person or by proxy at the Annual Meeting.
(b) The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

(i)	Proposal One. The following directors were elected and the voting for each director was as follows:

Nominee- Class II	For	Against	Abstain	Broker Non-Votes
Phillip J. Mason	57,837,483	608,306	40,661	5,681,216
Elizabeth Mora	57,852,069	595,670	38,711	5,681,216
Clay H. Kiefaber	58,182,657	254,958	48,835	5,681,216

Nominee- Class III	For	Against	Abstain	Broker Non-Votes
Ronald C. Cambre	57,839,174	615,985	31,291	5,681,216
Gerald G. Colella	57,844,522	602,167	39,761	5,681,216
James F. Kirsch	58,234,166	222,200	30,084	5,681,216
Marran H. Ogilvie	53,634,121	4,801,069	51,260	5,681,216

(ii)	Proposal Two. PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2019 by the following vote:

For	Against	Abstain
63,999,725	69,712	98,229

(iii)	Proposal Three. The advisory, non-binding vote on executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
57,740,132	677,139	69,179	5,691,216

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

By:	/s/ James E. Thompson
Name:	James E. Thompson
Title:	Vice President, General Counsel and Secretary
Date: May 3, 2019

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